Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT made as of the 9th day of February 2007, by and between COMMONWEALTH BIOTECHNOLOGIES, INC., a Virginia corporation (the “Employer”), and PAUL D’SYLVA (the “Executive”).

1. Employment. The Employer agrees to employ the Executive and the Executive agrees to enter into the employ of the Employer on the terms and conditions hereinafter set forth.

2. Capacity. The Executive shall serve the Employer as its Chief Executive Officer with such powers and duties as may be prescribed from time to time by the Employer’s Board of Directors, and shall serve the Employer in such other or additional offices in which he may be requested to serve, subject in every case to his appointment by the Board of Directors of the Employer.

3. Effective Date and Term. The commencement date of this Agreement shall be as of February 9, 2007 (the “Commencement Date”). Subject to the provisions of Section 6, the term of the Executive’s employment hereunder shall be for three (3) years from the Commencement Date. The last day of such term is herein sometimes referred to as the “Expiration Date.”

4. Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

(a) Salary. During the period from the Commencement Date until the one-year anniversary of the Commencement Date (the “Anniversary Date”), the Employer shall pay the Executive an annual salary equal $100,000. In addition, the Employer shall reimburse the Executive up to $50,000 for moving and travel expenses related to his relocation to the United States. To the extent the Executive does not utilize the full $50,000 for moving and travel expenses, the Employer will pay the Executive the difference between $50,000 and the expenses actually incurred by the Executive. Following the Anniversary Date, the Employer shall pay the Executive an annual salary of $250,000.

(b) Annual Bonus. The Executive shall be entitled to receive an annual bonus, the form and amount of which shall be determined by the Employer’s Board of Directors in its sole and absolute discretion. Such bonus may be paid in the form of restricted shares of the Employer’s common stock, options to purchase shares of the Employer’s common stock, cash or a combination thereof. All options and restricted shares must be granted pursuant to incentive stock plans previously approved by the Employer’s shareholders. In making the determination of the size and nature of the Executive’s bonus, the Board of Directors shall consider, among other factors:

•	the market price of the Employer’s common stock;

•	the Employer’s net income;

•	the Employer’s revenue growth;

•	the Employer’s cash flow; and

•

other intangibles, including the successful integration of Mimotopes Pty Ltd with and into the Employer; the opening of additional markets for the Employer; the successful completion of other acquisition opportunities and the growth of the Employer’s customer base.

(c) Signing Equity Compensation. To the extent the Employer possesses adequate shares under its stock incentive plans, the Employer shall issue the Executive incentive stock options to purchase an aggregate of 40,000 shares of the Employer’s common stock as noted below:

Date of Grant	Options to be Granted	Vesting
February 22, 2007	40,000	Immediate

All such options shall have ten year terms and will have exercise prices equal to the fair market value of one share of the Employer’s common stock on the date of grant. To the extent the Employer cannot issue such options pursuant to its stock incentive plans due to the fact that such plans do not reserve sufficient shares, such grant shall be deferred until the Employer has adopted a stock incentive plan that will enable such grants. Notwithstanding the foregoing, however, should the Executive’s employment terminate for any reason prior to the adoption of an eligible stock incentive plan, the Employer shall be under no obligation to grant any such deferred options to the Executive.

(d) Additional Signing Equity Compensation. In addition to the options referenced in Section 4(c) hereto, fifteen days following the filing of appropriate documentation with the Nasdaq Capital Market regarding the issuance of such shares, which date shall not be later than March 15, 2007 (the “Restricted Share Grant Date”), the Employer shall issue to the Executive an aggregate of 60,000 restricted shares of common stock in connection with a private placement of securities outside of the Employer’s stock incentive plans (“Restricted Shares”). The period during which the Restricted Shares are not vested and are subject to the Transfer Restrictions (as defined below) is referred to as the “Restriction Period.” Subject to the terms and conditions of this Agreement, the Restricted Shares shall vest and no longer be subject to any Transfer Restrictions hereunder on the following dates, so long as the Executive has remained continuously employed by the Employer from the Restricted Share Grant Date through such dates:

(i) 20,000 on December 15, 2007;

(ii) 10,000 on January 15, 2008;

(iii) 10,000 on January 15, 2009;

(iv) 10,000 on January 15, 2010; and

(v) 10,000 on January 15, 2011

Prior to the vesting thereof, the Restricted Shares shall not be transferable by the Executive, directly or indirectly, by means of assignment, exchange, hypothecation, encumbrance, pledge or otherwise (the “Transfer Restrictions”). In the event the Executive’s employment is terminated by the Employer without Cause (as defined in Section 6(b) hereof), by the Executive for Good Reason (as defined in Section 6(c) hereof), or by reason of the Executive’s disability or death (as referenced in Sections 6(a) and 7, respectively), any portion of the Restricted Shares that has not vested as of the date of the termination of the Executive’s employment shall immediately vest and no longer be subject to any Transfer Restrictions hereunder. In the event the Executive’s employment is terminated by the Employer for Cause or by the Executive without Good Reason, any portion of the Restricted Shares that has not vested as of the date of termination of the Executive’s employment shall immediately be forfeited. In the event of a Hostile Change-of-Control (as defined in Section 6(f) hereof), any unvested and outstanding portion of the Restricted Shares shall immediately and fully vest and no longer be subject to any Transfer Restrictions hereunder. Except as otherwise specifically provided in this Agreement, during the Restriction Period, the Executive shall have all the rights of a shareholder with respect to the Restrictive Shares, including, without limitation, the right to vote the Restricted Shares.

(e) Annual Equity Compensation. In addition to the annual bonus referenced in Section 4(b), the Executive shall be entitled to receive annual equity compensation as determined on a yearly basis in the absolute discretion of the Compensation Committee of the Employer’s Board of Directors.

(f) Regular Benefits. The Executive shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, bonus incentive plans and other benefit plans from time to time in effect for senior executives of the Employer. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Employer and (iii) the discretion of the Board of Directors of the Employer or any administrative or other committee provided for in or contemplated by such plan.

(g) Business Expenses. Except as noted in Section 4(a), the Employer shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Employer.

(h) Vacation. The Executive shall be entitled to such number of weeks of vacation per year as shall be provided for in the Employer’s employee handbook as the same shall be modified from time to time, to be taken at such times and intervals as shall be determined by the Executive with the approval of the Employer, which approval shall not be unreasonably withheld.

5. Extent of Service. During his employment hereunder, the Executive shall, subject to the direction and supervision of the Board of Directors of the Employer, devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of the Employer’s interests and to the discharge of his duties and responsibilities hereunder. He shall not engage in any other business activity, except as may be approved by the Board of Directors; provided, however, that this Section 5 shall not be construed as preventing the Executive from:

(a) investing his assets in a manner not prohibited by Section 8(a) hereof, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

(b) serving on the board of directors of any company, subject to the prohibitions set forth in section 8(a), to the extent that such service does not impair his ability to fulfill his duties and responsibilities under this Agreement; or

(c) engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

Notwithstanding anything to the contrary set forth elsewhere in this Agreement, it is acknowledged that the Executive currently serves as the Managing Director of PharmAust Limited, an Australian limited company (“PharmAust”). During the one year period following the Commencement Date (the “Wind Down Period”), the Executive will wind down his role at PharmAust. Following the Wind Down Period, the Executive will no longer be employed by PharmAust, but may serve as one of its directors. During the Wind Down Period, the Executive will devote substantial time to his duties as the Chief Executive Officer of the Employer as is appropriate to the exercise of the responsibilities of the position. The service of the Executive on behalf of PharmAust during the Wind Down Period shall not be deemed a breach by him of any provision of this Agreement.

6. Termination and Termination Benefits. Notwithstanding the provisions of Section 3, the Executive’s employment hereunder shall be subject to the following provisions:

(a) Death. In the event of the Executive’s death during the Executive’s employment hereunder, the Executive’s employment shall terminate on the date of his death; provided, however, that the Employer shall continue to pay an amount equal to the Executive’s salary to the Executive’s beneficiary designated in writing to the Employer prior to his death (or to his estate, if he fails to make such designation) for a period of one month after the date of the Executive’s death, at the salary rate in effect on the date of his death, said payments to be made on the same periodic dates as salary payments would have been made to the Executive had he not died. The Employer shall also pay to the Executive’s beneficiary or estate the bonus solely with respect to that portion of the Employer’s fiscal year completed on or before the date of death.

(b) Termination by the Employer for Cause. The Executive’s employment hereunder may be terminated without further liability on the part of the Employer effective immediately by a two-thirds vote of the Board of Directors of the Employer for Cause by written notice to the Executive setting forth in reasonable detail the nature of such Cause. Only the following shall constitute “Cause” for such termination:

(i) gross incompetence, gross negligence, willful misconduct in office or breach of a material fiduciary duty owed to the Employer or any subsidiary or affiliate thereof;

(ii) conviction of a felony, a crime of moral turpitude or commission of an act of embezzlement or fraud against the Employer or any subsidiary or affiliate thereof;

(iii) any material breach by the Executive of a material term of this Agreement, including without limitation material failure to perform a substantial portion of his duties and responsibilities hereunder; or

(iv) deliberate dishonesty of the Executive with respect to the Employer or any subsidiary or affiliate thereof.

(c) Termination by the Executive. The Executive may terminate his employment hereunder with or without Good Reason (as defined below), and he shall not be required to render any further services to the Employer. In the event of termination with Good Reason, the Executive shall give written notice of the event or circumstances constituting Good Reason to the Board of Directors of the Employer. If such event or circumstances shall remain unremedied for a period of 30 days after receipt of such notice by the Board of Directors, the Executive may then terminate his employment hereunder for Good Reason by written notice effective immediately. In the event of termination for Good Reason, the Executive shall be entitled to the benefits specified in Section 6(e). Upon termination of employment by the Executive without Good Reason, the Executive shall be entitled to no further compensation or benefits under this Agreement. “Good Reason” shall be the material breach by the Employer of any material provision of this Agreement.

(d) Termination by the Employer Without Cause. The Executive’s employment with the Employer may be terminated without Cause by a two-thirds vote of the Board of Directors of the Employer effective immediately by written notice to the Executive.

(e) Certain Termination Benefits. Except as expressly provided in this Section 6(e), or in Section 6(a) with respect to death, Section 6(f) with respect to a Hostile Change-of-Control, Section 7 with respect to disability, or as may be required by applicable law, the Executive shall not be entitled to any benefits in connection with the termination of this Agreement. In the event of termination by the Employer without Cause pursuant to Section 6(b) or by the Executive with Good Reason pursuant to Section 6(c), the Executive shall be entitled to the following benefits:

(i) For a period of twelve (12) months subsequent to the date of termination (the “Benefit End Date”), the Employer shall continue to pay the Executive a salary in accordance with Section 4(a), said payments to be made on the same periodic dates as salary payments would have been made to the Executive had he not been terminated.

(ii) For the period subsequent to the date of termination until the Benefit End Date, the Executive shall continue to receive medical, dental and life insurance benefits pursuant to plans made available by the Employer to its employees at the expense of the Employer to substantially the same extent the Executive received such benefits on the date of termination (it being acknowledged that the post-termination plans may be different from the plans in effect on the date of termination). For purposes of application of such benefits, the Executive shall be treated as if he had remained in the employ of the Employer, and service credits will continue to accrue during such period as if the Executive had remained in the employ of the Employer.

(iii) If, in spite of the provisions of Section 6(e)(ii) above, benefits or service credits under any medical, dental or life insurance plan shall not be payable or provided under any such plan to the Executive, or to the Executive’s dependents, beneficiaries or estate, because the Executive is no longer deemed to be an employee of the Employer, the Employer shall pay or provide for payment of equivalent benefits, taking into account service credits for such benefits to the Executive, or to the Executive’s dependents, beneficiaries or estate.

(iv) The Employer’s obligation to provide the Executive with medical or dental insurance pursuant to subsections
6(e)(ii) and 6(e)(iii) hereof shall terminate with respect to each particular type of insurance in the event the Executive becomes employed and has made available to him in connection with such employment at the expense of the employer that particular type of insurance, so long as such insurance is substantially similar to the insurance provided by the Employer.

(v) In the event the Executive becomes employed and has made available to him in connection with such employment at the expense of the employer life insurance which is substantially similar to the life insurance provided by the Employer pursuant to Subsections 6(e)(ii) and 6(e)(iii) hereof, the Employer shall be required to provide the Executive with life insurance pursuant to such subsections only in an amount equal to the excess, if any, of the amount of life insurance which would be provided by the Employer pursuant to such subsections if the Executive had not been provided with life insurance in connection with his new employment over the amount of life insurance provided by the Executive’s new employer.

(f) Hostile Change-of-Control Termination Benefits. To the extent a Hostile Change-of-Control occurs during the term of this Agreement, the Executive, at his sole option, may deem such Hostile Change-of-Control to be a termination of his employment by the Employer without Cause. Consequently, he shall be entitled to receive the termination benefits referenced in Section 6(e)

hereof. For the purposes of this Agreement, the term “Hostile Change-of-Control” shall mean a change of control (i) of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Employer is then subject to such reporting requirement and (ii) that has not been approved by the Employer’s Board of Directors.

(g) Litigation and Regulatory Cooperation. During the term of this Agreement and the period in which the Executive is subject to the obligations in Section 8, the Executive shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Executive was employed by the Employer. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. The Executive shall also cooperate fully with the Employer in connection with any examination or review of any federal or state regulatory authority as any such examination or review relates to events or occurrences that transpired while the Executive was employed by the Employer. If such cooperation is required after the Executive ceases to receive cash compensation from the Employer under Section 4 or Section 6, the Employer shall pay the Executive for such cooperation a fee of one hundred dollars ($100.00) per hour, payable monthly in arrears, and will reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection therewith.

7. Disability. If, due to physical or mental illness, the Executive shall be disabled so as to be unable (as determined by the opinion of an independent physician selected by the Board of Directors of the Employer) to perform substantially all of his duties and responsibilities hereunder, which disability lasts for an uninterrupted period of at least 90 days or a total of at least 180 days in any calendar year, the Employer, acting through its Board of Directors, may designate another executive to act in his place during the period of such disability. Notwithstanding any such designation, the Executive shall continue to receive his full salary and benefits under Section 4 of this Agreement until he becomes eligible for disability income under the Employer’s disability income plan. While receiving disability income payments under such plan, the Executive shall receive the difference between such payments and his salary under Section 4(a) (but not any bonus, except as accrued through the date of determination of disability) and shall continue to participate in the Employer’s benefit plans and to receive other benefits as specified in Section 4 until the Expiration Date.

8. Noncompetition and Confidential Information.

(a) Noncompetition. During a period of three years following the date of termination of the Executive’s employment with the Employer (x) by the Employer for Cause pursuant to Section 6(b) hereof, or (y) by the Executive in the event that such termination is not for Good Reason pursuant to Section 6(c) hereof, the Executive will not, directly or indirectly, whether individually or as an owner, partner, shareholder, consultant, agent, employee, co-venturer of or to any business, or through any such Person, compete with the Employer’s business of providing analytical services to the biotechnology, pharmaceutical and agricultural industries or any other business conducted by the Employer during the period of his employment hereunder, nor will he attempt to hire any employee of the Employer, assist in or recommend such hiring by any other Person, encourage any such employee to terminate his or her relationship with the Employer, or solicit or encourage any customer of the Employer to terminate its relationship with the Employer or to conduct with any other Person any business or activity which such customer conducts or could conduct with the Employer. This Section 8 shall not preclude the Executive from owning not more than 5% of the outstanding stock of any company that has securities registered under Section 12 of the Exchange Act.

(b) Confidential Information. The Executive agrees and acknowledges that, by reason of his employment by and service to the Employer, he has had and will have access to confidential information of the Employer (and its affiliates, vendors, customers, and others having business dealings with it) including, without limitation, information and knowledge pertaining to products and services, sales and profit figures, customer and client lists and information related to relationships between the Employer and its affiliates, customers, vendors, and others having business dealings with it (collectively, the “Confidential Information”). The Executive acknowledges that the Confidential Information is a valuable and unique asset of the Employer (and its affiliates, vendors, customers, and others having business dealings with it) and covenants that, both during and after the term of his employment by the Employer, he will not disclose any Confidential Information to any person or use any Confidential Information (except as his duties as an employee of the Employer may require) without the prior written authorization of the Board of Directors of the Employer. The Executive further agrees that all files, computer programs and files, letters, memoranda, reports, records, data, sketches, drawings, program listings or other written, photographic, or other tangible material containing Confidential Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Employer to be used by the Executive only in the performance of his duties for the Employer. All such records or copies thereof and all tangible property of the Employer in the custody or possession of the Executive shall be delivered to the Employer, upon the earlier of (i) a request by the Employer or (ii) termination of the Executive’s employment. After such delivery, the Executive shall not retain any such records or copies thereof or any such tangible property. The obligation of confidentiality imposed by this Section shall not apply to information that is required by law, regulation or judicial or governmental authorities to be disclosed or that otherwise becomes part of the public domain by means not involving a breach of a convenant of confidentiality owed to the Employer.

(c) Rights and Remedies Upon Breach. If the Executive breaches, or threatens to commit a breach of, any of provisions of Section 8 hereof (collectively, the “Restrictive Covenants”), the Employer shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Employer under law or in equity:

(i) The Executive recognizes and agrees that the violation of the Restrictive Covenants may not be reasonably or adequately compensated in damages and that, in addition to any other relief to which the Employer may be entitled by reason of such violation, it shall also be entitled to permanent and temporary injunctive and equitable relief and, pending determination of any dispute with respect to such violation, no bond or security shall be required in connection therewith. Without limiting the generality of the foregoing, the Executive specifically acknowledges that showing by the Employer of any breach of any provision of any Restrictive Covenant shall constitute, for the purposes of all judicial determinations of the issue of injunctive relief, conclusive proof of all of the elements necessary to entitle the Employer to interim and permanent injunctive relief against the Executive with respect to such breach. If any dispute arises with respect to this Section 8, without limiting in any way any other rights or remedies to which the Employer may be entitled, the Executive agrees that the Restrictive Covenants shall be enforceable by a decree of specific performance.

(ii) The Employer shall have the right and remedy to require the Executive to account for and pay over to the Employer all compensation, profits, monies, accruals, increments or other benefits (collectively, “Benefits”) derived or received by the Executive as the result of any transactions constituting a breach of any of the Restrictive Covenants, and the Executive shall account for and pay overall such Benefits to the Employer.

(d) Severability of Covenants. If any of the Restrictive Covenants, or any part thereof, or any of the other provisions of this Section 8 is held by a court of competent jurisdiction or any other governmental authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the Restrictive Covenants or such other provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and such court or authority shall be empowered to substitute, to the extent enforceable, provisions similar thereto or other provisions so as to provide to the Employer to the fullest extent permitted by applicable law, the benefits intended by such provisions.

(e) Enforceability in Jurisdictions. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants and the other provision of this Section 8 upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants or other provisions, as the case may be. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants or other provisions, as the case may be, wholly invalid or unenforceable by reason of the breadth or scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Employer’s right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenant or other provisions, as the case may be, as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

(f) Definition and Survival. For purposes of this Section 8 only, the term “Employer” shall mean Commonwealth Biotechnologies, Inc. and any of its subsidiaries and affiliates. All provisions of this Section 8 shall survive termination of this Agreement.

9. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or by which he is bound, and that he is not subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

10. Withholding. All payments made by the Employer under this Agreement shall be net of any tax or other amounts required to be withheld by the Employer under applicable law.

11. Arbitration of Disputes. Any controversy or claim arising out of or relating to the employment relationship between the Executive and the Employer, this Agreement or any breach thereof, other than a controversy or claim relating to Section 8 of this Agreement, shall be settled by arbitration in accordance with the laws of the Commonwealth of Virginia by three arbitrators, one of whom shall be appointed by the Employer, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Richmond. Such arbitration shall be conducted in the City of Richmond in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators, which shall be as provided in this Section 11. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The party against whom the arbitrators shall render an award shall pay the other party’s reasonable attorneys’ fees and other reasonable costs and expenses in connection with the enforcement of its rights under this Agreement (including the enforcement of any arbitration award in court), unless and to the extent the arbitrators shall determine that under the circumstances recovery by the prevailing party of all or a part of any such fees and costs and expenses would be unjust.

12. Assignment; Successors and Assigns, etc. Neither the Employer nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Employer may assign its rights under this Agreement without the consent of the Executive in the event that the Employer shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive’s death prior to the completion by the Employer of all payments due him under this Agreement, the Employer shall continue such payments to the Executive’s beneficiary designated in writing to the Employer prior to his death (or to his estate, if he fails to make such designation).

13. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

15. Notices. Any notices, request, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid (in which case notice shall be deemed to have been given on the third day after mailing), or by overnight delivery by a reliable overnight courier service (in which case notice shall be deemed to have been given on the day after delivery to such courier service) to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Board of Directors.

16. Entire Agreement; Amendment. This Agreement may be amended or modified only by a written instrument approved by each of the Board of Directors of the Employer and the Compensation Committee thereof, signed by the Executive and by a duly authorized representative of the Employer who is the Chairman of the Board or President or an Executive Vice President of the Employer and who is not the Executive. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

17. Governing Law. This is a Virginia contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Virginia, without giving effect to the choice of law principles of any country or state.

18. Legal Counsel. This Agreement has been prepared by Kaufman & Canoles, as counsel to the Company, after full disclosure of its representation of the Company and with the consent of the Executive. The Executive has reviewed the contents of this Agreement and fully understands its terms. The Executive acknowledges that he is fully aware of his right to the advice of counsel independent from that of the Company, that Kaufman & Canoles, has advised him of such right and disclosed to him the risks in not seeking such independent advice, and that he understands the potentially adverse interests of the parties with respect to this Agreement. The Executive further acknowledges that no representations have been made with respect to the income or estate tax or other consequences of this Agreement to him and that he has been advised of the importance of seeking independent advice of counsel with respect to such consequences.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Executive, as of the date first above written.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.

Title:	Chairman and Chief Operating Officer

Date:	February 22, 2007

/s/ Paul D’Sylva
Paul D’Sylva

Address:	2 E. Lorne Street, Perth, Australia

Date:	February 22, 2007